                                                                    EXHIBIT 99.7

             FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                               OFFER TO EXCHANGE

                         0.3333 SHARES OF COMMON STOCK

         (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED SHARES)

                                       OF

                             DYCOM INDUSTRIES, INC.

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                          ARGUSS COMMUNICATIONS, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 20, 2002, UNLESS THE OFFER IS EXTENDED. SHARES
   TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
    EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

                                                                January 23, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

    We have been engaged by Troy Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Dycom Industries, Inc., a Florida corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to exchange 0.3333 shares of Parent common stock, par value $0.33 1/3 per share, together with the associated right to purchase preferred shares ("Parent Common Stock"), for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of Arguss Communications, Inc., a Delaware corporation (the "Company"), together with the associated right to purchase preferred stock issued pursuant to the Rights Agreement, dated as of November 7, 2001, as amended, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), upon the terms and subject to the conditions set forth in the Prospectus dated January 23, 2002 (the "Prospectus") and related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

    The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each outstanding Share (other than Shares held in the Company's treasury or Shares owned by Parent, Purchaser or any subsidiary of Parent or Purchaser immediately before the Effective Time, all of which will be cancelled) and other than Shares held by the stockholders who perfect dissenters' appraisal rights, if available, under Delaware Law, will be cancelled and converted into the right to receive the same consideration paid in the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement is more fully described in the section of the Prospectus entitled "The Merger Agreement." Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS) THAT NUMBER OF SHARES WHICH REPRESENTS NOT LESS THAN A MAJORITY OF THE TOTAL OUTSTANDING SHARES ON A FULLY DILUTED BASIS, (2) THE EXPIRATION OR TERMINATION OF THE APPLICABLE WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND (3) THE LENDERS UNDER THE COMPANY'S SYNDICATED CREDIT AGREEMENT AGREEING TO EXTEND THEIR FORBEARANCE AGREEMENT UNTIL THE EFFECTIVE TIME. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE "THE OFFER -- CONDITIONS TO THE OFFER" IN THE PROSPECTUS.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1. The Prospectus, dated January 23, 2002;

        2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Shares;

        3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Shares are not immediately available or if such certificates and all other required documents cannot be delivered to First Union National Bank (the "Exchange Agent") on or prior to the expiration date or if the procedures for book-entry transfer cannot be completed by the expiration date;

        4. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer;

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 30% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer); and

        6. A return envelope addressed to the Exchange Agent for your use only.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 20, 2002, UNLESS THE OFFER IS EXTENDED.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange Shares that are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Exchange Agent of Purchaser's acceptance of such Shares for exchange pursuant to the Offer. Issuance of Parent Common Stock and payment of cash in lieu of fractional Parent Common Stock will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares (or timely confirmation of a book-entry transfer of such Shares into the Exchange Agent's account at The Depository Trust Company, with any required signature guarantees) pursuant to the procedures described in "The Offer -- Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

    If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer -- Procedure for Tendering" of the Prospectus.

    Neither Parent nor any officer, director, shareholder, agent or other representative of Parent will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Exchange Agent and Georgeson Shareholder Communications Inc., the Information Agent for the Offer, as described in the Prospectus) in connection with soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers. Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to the instructions of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back of the Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                         Very truly yours,

                                         Merrill Lynch & Co.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF PARENT, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        2